UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 31, 2012

PACIFIC CONTINENTAL CORPORATION

(Exact name of registrant as specified in its charter)

Oregon

(State or other jurisdiction of incorporation)

0001084717	93-1269184
(Commission File Number)	IRS Employer Identification No.

111 West 7th Avenue

Eugene, Oregon 97401

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (541) 686-8685

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreements

Effective January 31, 2012, Pacific Continental Corporation (the “Company”) and its subsidiary Pacific Continental Bank (the “Bank”), entered into Amended and Restated Employment Agreements (the “Amended Employment Agreements”), with Mr. Hal Brown, Chief Executive Officer, and Mr. Roger Busse, President and Chief Operating Officer, respectively, which replaced their respective existing employment agreements. The term of each Amended Employment Agreement will end on April 30, 2014, unless extended until April 30 of subsequent years. The Board of Directors of the Company may annually consider extending each of the Amended Employment Agreements by an additional year.

The Amended Employment Agreements eliminate the “walk-away” provision that, in the prior employment agreements, allowed for a severance payment to Mr. Brown or Mr. Busse upon termination of employment within one (1) year after a Change in Control (as defined) for any reason other than for involuntary termination for Cause (as defined). The Amended Employment Agreements now provide for “double trigger” benefits, requiring both a qualifying termination of employment and a Change in Control for benefits to be paid. More specifically, under the amended terms, Mr. Brown and Mr. Busse are entitled to receive a lump sum payment if (i) employment is terminated involuntarily without Cause or voluntarily for Good Reason (as defined) within one (1) year following a Change in Control; or (ii) employment is terminated involuntarily without Cause or voluntarily for Good Reason within one (1) year prior to a Change in Control. In either event, the lump sum payment will be equal to (A) with respect to Mr. Brown, a multiple of two and one half (2.5) times his then current annual compensation (including both base salary and cash bonus opportunity), or (B) with respect to Mr. Busse, a multiple of two (2) times his then current annual compensation (including both base salary and cash bonus opportunity), plus (C) for each executive, continued health insurance benefits for one (1) year following termination and accelerated vesting of unvested equity awards.

The terms of Mr. Brown’s and Mr. Busse’s Amended Employment Agreements are substantially identical to each other, except for job duties and the level of Change in Control severance benefits. Additional details regarding material terms of the Amended Employment Agreements are described below:

•	Mr. Brown’s Amended Employment Agreement provides for an annual salary (currently $365,347) with a cash bonus opportunity.

•	Mr. Busse’s Amended Employment Agreement provides for an annual salary (currently $324,373) with a cash bonus opportunity.

•

If Mr. Brown’s or Mr. Busse’s employment is terminated involuntarily without Cause or voluntarily for Good Reason during the applicable term of his Amended Employment Agreement, other than in connection with a Change in Control, each is entitled to receive salary (including any bonus earned) and other benefits for a period of twelve (12) months from the date of termination.

•

Mr. Brown and Mr. Busse will be entitled to the severance payments and benefits upon qualifying termination and Change in Control events only upon their execution and delivery to the Company and Bank of a General Release.

•

Each Amended Employment Agreement precludes Mr. Brown and Mr. Busse, respectively, for a period of two (2) years after termination of employment, from directly or indirectly soliciting any employee or client of the Company or the Bank, that would result in the employee terminating his or her employment or the client terminating his or her relationship with the Company or the Bank.

The Amended Employment Agreements for Messrs. Brown and Busse are attached as Exhibits 10.1 and 10.2, respectively, hereto. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Amended Employment Agreements, which are incorporated by reference herein.

Change in Control Agreements

Effective January 31, 2012, the Company and the Bank entered into Amended and Restated Change in Control Agreements (the “Amended CIC Agreements”) with Michael Reynolds, Executive Vice President, Mitchell Hagstrom, President, Greater Eugene Market and Charlotte Boxer, President, Director of Commercial Real Estate, which replaced existing Change in Control agreements, between the Company or the Bank and each of the executives. The term of each Amended CIC Agreement will end on April 30, 2013, unless extended until April 30 of subsequent years. The Compensation Committee of the Board of Directors of the Company may annually consider extending each of the Amended CIC Agreements by an additional year.

Under the terms of the Amended CIC Agreements, the executives are entitled to receive a Change in Control Payment (as defined) in the event they are terminated without Cause (as defined) or terminate for Good Reason (as defined) in connection with a Change in Control (as defined). The Amended CIC Agreements are now “double trigger”, meaning both a qualifying termination and a Change in Control must occur in order for the executive to receive a payment. If the qualifying termination occurs within twelve (12) months before the Change in Control, the payment is one-half (1/2) times the executive’s annual base salary plus bonus opportunity. If the qualifying termination occurs after the Change in Control, or if the Company and the Bank do not agree to extend the term of the Amended CIC Agreement beyond its then-applicable expiration date, and a qualifying termination after a Change in Control occurs within twelve (12) months after such expiration, the payment is two (2) times the executive’s annual base salary plus bonus opportunity. Covered executives will be entitled to the severance payments and benefits upon qualifying termination and Change in Control events only upon their execution and delivery to the Company and Bank of a General Release.

The Amended CIC Agreements preclude each of the executives from directly or indirectly soliciting any employee or client of the Company or the Bank to terminate his or her or the client’s relationship with Company or the Bank during a period of time equal to the period represented by the change in control payment received by the executive, if any.

The form of Amended and Restated Change in Control Agreement is attached as Exhibit 10.3 hereto. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Amended CIC Agreements, which is incorporated by reference herein.

Item 8.01.	Other Events.

On January 17, 2012, the Company’s Compensation Committee approved an amendment to the Company’s stock ownership guidelines, such that, effective as of January 18, 2012, the Chief Executive Officer is required to acquire and maintain ownership of Company stock having a value of at least six times (6X) the average of the prior three years’ base salary. This amendment reflects an increase from the previous requirement for the Chief Executive Officer to own and maintain Company stock having a value of at least three times (3X) base salary. The Company’s other executive officers remain subject to a requirement to acquire and maintain ownership of Company stock having a value of at least one times (1X) base salary. These amended guidelines reflect the Company’s belief in the importance of aligning the economic interests of its shareholders and executive management.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Title

10.1	Amended and Restated Employment Agreement between Pacific Continental Corporation and its subsidiary Pacific Continental Bank and Hal Brown, dated as of January 31, 2012

10.2	Amended and Restated Employment Agreement between Pacific Continental Corporation and its subsidiary Pacific Continental Bank and Roger Busse, dated as of January 31, 2012

10.3	Form of Amended and Restated Change in Control Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 2, 2012

PACIFIC CONTINENTAL CORPORATION

By:	/s/ Michael A. Reynolds
Michael A. Reynolds
Executive Vice President
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Title

10.1	Amended and Restated Employment Agreement between Pacific Continental Corporation and its subsidiary Pacific Continental Bank and Hal Brown, dated as of January 31, 2012

10.2	Amended and Restated Employment Agreement between Pacific Continental Corporation and its subsidiary Pacific Continental Bank and Roger Busse, dated as of January 31, 2012

10.3	Form of Amended and Restated Change in Control Agreement

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